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Exhibit 99.2

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Contact:
Rick Heitzmann, Senior Vice President Corporate Development
US SEARCH
310/302-6300

Crocker Coulson, Partner
Coffin Communications Group
818-789-0100

US SEARCH Completes $6.1 Million Financing

    •        Additional Institutional Investors Support the Enterprise Services
Growth Strategy

Los Angeles, CA, March 21, 2002—US SEARCH.com Inc. (Nasdaq: SRCH), a leader in the risk mitigation and trust services market, today reported that the Company has closed an additional $6.1 million financing with net proceeds to the Company of $5.7 million. The proceeds from the financing will enable US SEARCH to build on its position in the large and growing trust and risk mitigation markets.

"In the past 90 days, US SEARCH has closed $14.2 million in financing," said Brent Cohen, President and CEO. "These funds considerably strengthen our balance sheet and will enable the Company to grow our enterprise services business and to pursue corporate development initiatives. We plan to leverage US SEARCH's proprietary DARWIN ™ technology to broaden the Company's range of trust and risk mitigation products, as well as win additional enterprise customers in key vertical markets, such as insurance, financial services, retail and transportation."

This financing consisted of the issuance of $6.1 million in principle amount of US SEARCH's 8% Convertible Promissory Notes, plus five year warrants to purchase an additional 2.1 million shares of the Company's common stock. The notes are convertible into discounted common stock or other securities pursuant to the terms of the purchase agreements.

"We are encouraged by the support of our investors and are confident that the registration will significantly simplify our capital structure and provide greater transparency for our shareholders," stated Mr. Cohen.

About US SEARCH

        Founded in 1994, US SEARCH (Nasdaq: SRCH) is an Internet-based trust and risk management services company, supplying consumer and enterprise clients with Web-enabled certification, verification and screening services using its proprietary intelligent software platform. A leader in finding people, US SEARCH has extended its employment screening and background check product lines to provide identity verification services and fraud prevention tools to Global 2000 companies. US SEARCH aims to give its customers peace of mind by providing the right information to make faster, safer, smarter decisions(SM).

Business Risks and Forward-Looking Statements

        This news release may contain forward-looking statements regarding future events or the future performance of US SEARCH with respect to, among other things, the growth of the Company's Enterprise Services business, customer acquisition, the Company's implementation of its corporate development plans including acquisitions and partnerships and the Company's ability to access capital.

These projections and statements involve risks and uncertainties. Readers are referred to the Company's latest Annual Report on Form 10-K, Form 10-Q and other documents filed by US SEARCH with the Securities and Exchange Commission US SEARCH's actual future events or results may differ materially as a result of risks facing US SEARCH or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, market acceptance of the risk mitigation and trust services business, US SEARCH's ability to successfully integrate PRSI, US SEARCH's ability to expand and market its product line and service offerings, particularly those intended for the commercial accounts and trust services areas, secure a patent on its DARWIN(TM) technology, achieve revenue growth and profitability, successfully implement its technology initiatives and acquisition strategy, respond to changes in the competitive environment, achieve increased efficiencies and profitability, and raise additional capital, if needed.

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  Exhibit 99.2
US SEARCH Completes $6.1 Million Financing • Additional Institutional Investors Support the Enterprise Services Growth Strategy